EXHIBIT 10(iii) 1
                                                       -----------------
                                                           (PORTION)

              International Technology Corporation

  Amended and Restated Non-Employee Directors Retirement Plan
                      Amendment No. 5


  This Amendment No. 5 (this "Amendment") to the Amended and Restated Non-Employee Directors Retirement Plan, originally adopted May 18, 1989 and as amended on May 16, 1991, July 1, 1993, August 5, 1993 and June 2, 1994 (the "Plan"), of International Technology Corporation, a Delaware corporation (the "Company"), is implemented by the Company, effective as of November 20, 1996, and is agreed to and acknowledged by each of the non-employee directors of the Company serving as such as of the effective date of the Amendment, each acting in his capacity as a beneficiary under the Plan.
                           RECITALS

     WHEREAS, the Plan provides for certain payments to be made to non-employee directors subsequent to their retirement in accordance with the provisions of the Plan;

     WHEREAS, the Plan contains certain provisions relating to the acceleration of the payment of benefits upon a change of control (as described in the Plan), such that such benefits would be payable in a lump sum to all eligible directors who do not elect to remain on the Board of Directors subsequent to a change of control;

     WHEREAS, the Company has entered into a transaction (the "Carlyle Transaction") with The Carlyle Group ("Carlyle") pursuant to which Carlyle would, among other things, purchase preferred stock of the Company representing more than 35% of the voting stock of the Company, which transaction, when closed, would be a change of control under the Plan resulting in a waiver of the retirement age and service requirements under the Plan and the entitlement (the "Change of Control Entitlement") of all non-employee directors of the Company in office at the date of the change of control (the "Non-Employee Directors") who do not elect to remain on the Board of Directors to a lump sum payment of benefits;

     WHEREAS, the Company and the Non-Employee Directors who will resign from the Board concurrent with the consummation of the Carlyle Transaction desire to enter into a modification of the Plan whereby such Non-Employee Directors would waive their rights to the Change of Control Entitlement and, in lieu thereof, would become entitled to receive the aggregate amounts set forth opposite each such Non-Employee Director's name on Exhibit A hereto, such amounts to be paid in equal monthly installments over five years following the consummation of the Carlyle Transaction; and

     WHEREAS, it has been proposed that Messrs. McGill and Gibson be paid retirement benefits under the Plan as set forth on Exhibit A hereto notwithstanding the fact that it is proposed that they remain active with the Company as members of the Board of Governors of the Company following the Carlyle Transaction in lieu of any benefits that may become payable to them under the Plan in the future.

     WHEREAS, all former directors of the Company who are receiving payments under the Plan prior to the consummation of the Carlyle
Transaction shall continue to receive the benefits to which they are entitled prior to consummation of the Carlyle Transaction.

                          AMENDMENT
     1. Concurrent with the consummation of the Carlyle Transaction and the ratification of this Amendment by the Board of Directors of the Company, as constituted immediately after the consummation of the Carlyle Transaction, the Plan shall be amended with respect to all Non-Employee Directors as follows: In full and complete settlement of all rights and obligations owing under the Plan to the Non-Employee Directors and notwithstanding the provisions and terms of the Plan (including without limitation of the change of control provisions thereof), the Non-Employee Directors shall be paid retirement benefits under the Plan in accordance with the schedule attached as Exhibit A hereto.

     2. The benefits owed and amounts payable by the Company to non-employee directors of the Company who have retired prior to the consummation of the Carlyle Transaction shall remain unchanged and the Company shall continue to perform its obligations to such directors in accordance with the Plan.

     This Amendment has been executed on November 20, 1996 and shall be effective as provided herein.

                                    INTERNATIONAL TECHNOLOGY CORPORATION

                                    /s/
                                    _________________________________
                                    Anthony J. DeLuca
                                    President and Acting Chief Executive
                                    Officer

     The undersigned non-employee directors of International Technology Corporation acknowledge and agree to the waiver and modification of benefits to be paid under the Amended and Restated Non-Employee Directors Retirement Plan to non-employee directors of International Technology, as reflected in this Amendment, as of the respective dates indicated in their capacity as beneficiaries under the Plan.

  /s/                                                  November 20, 1996
  ______________________________
  Donald S. Burns

  /s/                                                  November 20, 1996
  ______________________________
  Kirby L. Cramer

  /s/                                                   November 20, 1996
  ______________________________
  Ralph S. Cunningham

  /s/                                                   November 20, 1996
  ______________________________
  E. Martin Gibson

  /s/                                                   November 20, 1996
  ______________________________
  W. Scott Martin

  /s/                                                   November 20, 1996
  ______________________________
  James C. McGill

  /s/                                                   November 20, 1996
  ______________________________
  Henry E. Riggs

  /s/                                                   November 20, 1996
  ______________________________
  Jack O. Vance

                            Exhibit A



  Director                Age  Years of Service(1)  Vested Benefit  Annual Payment(2)
-------------------------------------------------------------------------------------
Jack O. Vance. . . . . .  71          9               $  200,000      $ 40,000

Donald S. Burns. . . . .  71          7                  200,000        40,000

Ralph S. Cunningham. . .  56         13                  200,000        40,000

James C. McGill. . . . .  52          6                  200,000        40,000

W. Scott Martin. . . . .  46          2                   80,000        16,000

E. Martin Gibson . . . .  58          2                   80,000        16,000

Kirby L. Cramer. . . . .  60          1                   40,000         8,000

Henry E. Riggs . . . . .  61          1                   40,000         8,000
                                                       ---------       -------
  TOTAL. . . . . . . . .                              $1,040,000      $208,000
                                                       =========       =======
